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                                                               EXHIBIT 23.5

                                                          February 14, 1997

Computer Generated Solutions, Inc.

1675 Broadway

New York, New York 10019

Attn.: Mr. Philip Friedman

                       Re: Consent of John J. Murphy

Dear Sirs:

  I hereby consent to being named as a director of Computer Generated Solutions, Inc. (the "Company") upon consummation of the Company's proposed initial public offering of shares of common stock (the "Offering") and the inclusion of my name and related biographical information contained under the caption "Management" in Amendment No. 3 to the Form S-1 Registration Statement of the Company as filed with the Securities and Exchange Commission on February 14, 1997, and any subsequent amendments or supplements thereto in connection with the Offering.

                                          Very truly yours,

                                          /s/ John J. Murphy

                                          John J. Murphy